Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-228722) and on Form S-8 (No. 333-229684), of Waitr Holdings Inc. of our report dated March 4, 2019, relating to the consolidated financial statements of Bitesquad.com, LLC and Subsidiaries, appearing in this Current Report on Form 8-K, filed by Waitr Holdings Inc. as of April 3, 2019.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statements.

/s/ RSM US LLP

Minneapolis, Minnesota

April 3, 2019